UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2025

LuxUrban Hotels Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41473	82-3334945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 W 35th Street, New York, NY 10001	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 723-7368

212 Biscayne Blvd, Suite 253, Miami, Florida 33137

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	LUXH	OTC
13.00% Series A Cumulative Redeemable Preferred Stock, $0.00001 par value per share	LUXHP	OTC

Item 1.01	Entry into a Material Definitive Agreement

On April 2, 2025, LuxUrban RE Holdings LLC, a wholly owned subsidiary of LuxUrban Hotels Inc. (the “Company”), entered into a comprehensive Stipulation of Settlement (the “Stipulation of Settlement”) with Apple Eight Hospitality Ownership, Inc. (“Apple Eight”), resolving all outstanding litigation and sums claimed to be owed related to the Hotel 57 property located at 130 East 57th Street, New York, New York (“Hotel 57”).

Under the terms of the Stipulation of Settlement, we have agreed that LuxUrban RE Holdings LLC vacated the premises and turned over possession on April 4, 2025. In return, the Apple Eight has agreed to a full and mutual release of all claims, including the waiver of approximately $14 million in alleged arrears, liabilities, and union-related obligations. The Company will retain revenue from certain prepaid guest reservations for a brief transition period, subject to minimal operating expenses and all pre-booked reservations will be honored by Hotel 57 subject to certain requirement’s.

In connection with the Stipulation of Settlement, LuxUrban RE Holdings LLC has agreed to discontinue with prejudice its related action pending in the Supreme Court of the State of New York (Index No. 650961/2025) against both Highgate Hotels, L.P. as well as Apple Eight. The Company’s legal and operational teams coordinated a transition plan to ensure a smooth turnover of Hotel 57 operations with no disruption to guests or business continuity.

Item 7.01	Regulation FD Disclosure

This strategic resolution:

●	Eliminates approximately $14 million in accrued liabilities from the Company’s balance sheet;

●	Reduces approximately $5 million in annualized GAAP losses;

●	Extends the Company’s operating runway;

●	Reduces corporate overhead;

●	Eliminates a large portion of payables; and

●	Allows reallocation of resources toward higher-performing assets.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s financial position, strategy, future operations, expected cost savings, and ability to generate value. These forward-looking statements are based on current expectations and are subject to risks, uncertainties, and changes in circumstances that may cause actual results to differ materially from those expressed or implied.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description
10.1	Stipulation of Settlement, dated April 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2025	LUXURBAN HOTELS INC.

	By:	/s/ Michael James
		Name:	Michael James
		Title:	Chief Financial Officer

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